Exhibit 99-7(b)

                    Consent of Ernst & Young LLP (Fort Wayne)

                                                                Exhibit 99-7 (b)



               Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption "Independent Auditors" in the Post-Effective Amendment No. 17 to the Registration Statement (Form S-6 No. 33-76004) pertaining to Variable Life Account B of ING Life Insurance and Annuity Company, and to the use therein of our report dated March 1, 2004, with respect to the financial statements of Variable Life Account B of ING Life Insurance and Annuity Company.


                                                           /s/ Ernst & Young LLP

Fort Wayne, Indiana
April 26, 2004